[Filed in the office of the Lt. Gov./Sec. of State, of the State of Utah, on the 28th day of Oct. A.D. 1983
DAVID S. MONSON
Lt. Gov./Sec. of State]

                          ARTICLES OF INCORPORATION
                                     OF
                       DESTINY EXPRESS, INCORPORATED

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                 ARTICLE I
                                   Name

     The name of this corporation is Destiny Express, Incorporated.

                                 ARTICLE II
                                  Duration

     The duration of this corporation is perpetual.

                                ARTICLE III
                                 Purposes

     The purpose or purposes for which this corporation is organized are:

     (a) To engage in any lawful act or activity for which the corporation may be organized under the general corporation law of Utah.

     (b) To engage in the business of providing motivational programs for athletes, businessmen, sales people and to prepare and conduct seminars, catalogues, and sales programs for utilization in the motivational program, and to do any and all acts necessary or convenient in connection with said business and incidental thereto.

     (c) To do each and every thing necessary suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated or which at any time may appear conducive to or expedient for the protection or benefit of this corporation and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world as principles, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                                 ARTICLE IV
                                   Stock

     The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value of $.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.



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                               ARTICLE V
                               Amendment

     These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                               ARTICLE VI
                          Shareholder Rights

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                               ARTICLE VII
                              Capitalization

     This corporation will not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                               ARTICLE VIII
                          Initial Office and Agent

     The address of the initial registered office of the corporation is 1092 East 75 South, Bountiful, Utah 84010 and the name of the corporation's initial registered agent at such address is Dan Price.

                                ARTICLE IX
                                Directors

     The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:
                                          Dan Price
                                          1092 East 75 South
                                          Bountiful, Utah 84010

                                          Brad C. Jeanselme
                                          2624 Taylor Avenue
                                          Salt Lake City, Utah 84403

                                          Lynn Strong
                                          784 Chambers
                                          Ogden, Utah 84403

                                   ARTICLE X
                                  Incorporators

     The name and address of each incorporator is:

                                          Dan Price
                                          1092 East 75 South
                                          Bountiful, Utah 84010

                                          Brad C. Jeanselme
                                          2624 Taylor Avenue
                                          Salt Lake City, Utah 84403

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                                         Lynn Strong
                                         784 Chambers
                                         Ogden, Utah 84403

                              ARTICLE XI
            Common Directors - Transactions Between Corporations

     No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or
(c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

     DATED this 25 day of Oct, 1983.
                                        /S/Dan Price
                                        /S/Brad Jeanselme
                                        /S/Lynn Stong


STATE OF UTAH      )
                   ) ss
COUNTY OF SALT LAKE)

     I hereby certify that on the 25 day of Oct, 1983 Dan Price, Brad C. Jeanselme and Lynn Strong personally appeared before me who, being by me first duly sworn, severally declared that they are the incorporators and that the statements therein contained are true.

     DATED this 25 day of Oct, 1983.

                                 /S/Sic.
                                 -------------------------------
                                 NOTARY PUBLIC

                                 Residing in: Weber County
My Commission Expires:
      8/5/86










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[APPROVED by the Division of Corporations                   [Received
and Commercial Code of the Utah State                   1985 Nov 12 PM 3:35
Department of Business Regulation on the             DIVISION OF CORPORATION
12th day of Nov. A.B. 1985]                               STATE OF UTAH]

                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                          DESTINY EXPRESS INCORPORATED

     Pursuant to the provision of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is DESTINY EXPRESS INCORPORATED.

     SECOND: The following amendment to the Articles of Incorporation of Destiny Express Incorporated was duly adopted by the shareholders of the corporation at a meeting held October 11, 1985, in the manner prescribed by the Utah Business Corporation Act, to-wit:

                               ARTICLE I - NAME

     The name of this corporation is Psychological Health Care, Inc.

     THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 3,300,000 and the number entitled to vote thereon was 3,300,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

              CLASS                       NUMBER OF SHARES
              -----                       ----------------
              Common                          3,300,000

     FIFTH: The number of shares voted for such amendments was 1,740,000, with -0- opposing and -0- abstaining.

     SIXTH: These amendments do not provide for any exchange, reclassification of cancellation of issued shares.

     SEVENTH: These amendments do no effect a change in the stated capital of the corporation.

     IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized have executed the foregoing Articles of Amendment for the corporation 6 day of November, 1985.

                                     DESTINY EXPRESS INCORPORATED

                                 By:/S/ Kenneth M. Austin, PhD.,President







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Attest:

/S/Bonnie R. Eastwood
------------------------
Secretary

State of California      )
                         ) ss.
County of San Bernardino )

     Subscribed and sworn to before me this 6th day of November, 1985. [OFFICIAL SEAL
OllVIA STROBAUGH
NOTARY PUBLIC - CALIFORNIA
SAN BERNARDINO COUNTY               /S/Olivia Strobaugh
My Comm. Expires Jan. 13 1987]

My Commission Expires: January 13, 1987
Residing at San Bernardino County, California

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[APPROVED BY the Division of Corporation                    [Received
and Commercial Code of the Utah State                  1989 Mar 30 PM 1:28
Department of Business Regulation                   DIVISION OF CORPORATIONS
on the 20th day of Mar A.D. 1989]                        STATE OF UTAH]


                        ARTICLES OF AMENDMENT
                  TO THE ARTICLES OF INCORPORATION OF
                     PSYCHOLOGICAL HEALTH CARE, INC.

     Pursuant to the provision of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: Care, Inc.
The name of the corporation is Psychological Health

     SECOND: The following amendment to the Articles of Incorporation of Psychological Health Care, Inc., was duly adopted by the shareholders of the corporation at a meeting held March 13, 1989, in the manner prescribed by the Utah Business Corporation Act, to Wit:

                          Article I - Name

     The name of this corporation is PAIN PREVENTION, INC.

                             Article IV

     The Corporation shall have the authority to issue two hundred million (200,000,000) shares of Common Stock with a par value of $.001 per share, all stock of the Corporation shall be of the same class, designated as common stock, and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.

     THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 7,500,000 and the number entitled to vote thereon was 7,500,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to

              Class                     Number of Shares
              -----                     ----------------
              Common                        7,500,000

     FIFTH: The number of shares voted for such amendments was 4,742,812, with -0- opposing and -0- abstaining.

     SIXTH: These amendments do not provide for any exchange, reclassification or cancellation of issued shares.

     SEVENTH: These amendments do effect a change in the stated capital of the corporation as set forth above.






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     IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 13 day of March, 1989.

                                        PSYCHOLOGICAL HEALTH CARE, INC.

                                        By: /S/Larry Grossman, President
Attest:

/S/ Gregory J. Halpern, Secertary

State of Illinois )
                  ) ss.
County of Cook    )

     Subscribed and sworn to before me this 13 day of February, 1989, by Larry Grossman, President of Psychological Health Care, Inc.

                                     /S/Dorothy Weir, Notary Public


My Commission expires: July 16, 1989

Residing at: Northbrook, IL

State of Illinois  )
                   )ss.
County of Cook     )

     Subscribed and sworn to before me this 13 day of February, 1989, by Gregory J. Halpern, Secretary of Psychological Health Care, Inc.

                                     /S/Dorothy Weir, Notary Public


My Commission expires: July 16, 1989

Residing at: Northbrook, IL
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[Received Jun -2 1998
 Utah Div. of Corp. & Comm. Code]

                           ARTICLES OF AMENDMENT
                     TO THE  ARTICLES OF INCORPORATION
                                    OF
                           PAIN PREVENTION, INC.

     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, PAIN PREVENTION, INC., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:      The name of the Corporation is PAIN PREVENTION, INC.

SECOND:     Article I shall read as follows:

                                  Article I

          The name of the corporation is PPI CAPITAL GROUP, INC.

THIRD:     By executing these Articles of Amendment to the Articles of
Incorporation, the president and secretary of the Corporation do hereby certify that on June 1, 1998, the foregoing amendment to the Articles of Incorporation of PAIN PREVENTION, INC., was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by a vote of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 17,198,707 of which 12,980,831 shares voted for and -0-shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

     DATED this 1st day of June, 1998.



                                       /S/Mark A. Scharmann, President

                                       /S/Dan O. Price, Secretary

STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

     On this 1st day of June, 1998, personally appeared before me, the undersigned, a notary public, Mark A. Scharmann and Dan O. Price, who being by me first duly sworn, declare that they are the president and secretary, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

                                      WITNESS MY HAND AND OFFICIAL SEAL.
[NOTARY PUBLIC
ELLIOTT N. TAYLOR
3090 East 3300 South
Salt Lake City, UT 84108              /S/Elliott N. Taylor, Notary Public
My Commission Expires 3-3-2001
State of Utah]